CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of California Daily Tax Free Income Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.




















PricewaterhouseCoopers LLP





New York, New York


April 24, 2001